UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2007

SOUTHLAND HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-52359	20-0340136
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2344 Woodridge Avenue, Kingsport, Tennessee 37664

(Address of Principal Executive Offices) (Zip Code)

(423) 247-9560

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01	Other Events

On February 1, 2007, Bad Toys Holdings, Inc. ( “Bad Toys”) distributed seventy-five percent (75%) of the common stock of its wholly-owned subsidiary, Southland Health Services, Inc. (“Southland”), to Bad Toys’s stockholders as a dividend (the “Spin-Off”). In the aggregate, 21,111,521 of 28,148,695 common shares outstanding were distributed in the Spin-Off, at a ratio of 0.9825 shares of the common stock of Southland for each share of Bad Toys’s common stock issued and outstanding as of the record date of January 31, 2007. Bad Toys retained 7,037,174 shares, or twenty-five percent (25%) of the common stock of Southland. No consideration was paid for the shares issued in the Spin-Off.

Southland registered the shares issued in the Spin-Off under the Securities Act of 1933, as amended (the “Act”) on a Registration Statement on Form S-1 (file no. 333-134797) (the “Registration Statement”). Southland registered (a) 9,801,353 shares of its common stock to be distributed by Bad Toys in the Spin-Off to its non-affiliate stockholders and (b) 18,347,342 shares of its common stock to be distributed to certain persons who are presently deemed affiliates (as that term is defined in Section (a)(1) of Rule 144, as promulgated under the Act) and for resale by Bad Toys and those affiliates.

Item 9.01.	Financial Statements and Exhibits

There are no exhibits are filed with this Form 8-K:

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHLAND HEALTH SERVICES, INC.

By:	/s/ Larry N. Lunan
Name:	Larry N. Lunan
Title:	Chief Executive Officer

Dated: February 7, 2007